Security Assignment of Receivables and other Contractual Rights

SYNTHESIS - STRUCTURED COMMODITY TRADE FINANCE LIMITED
as Loan Receivables Originator

- and -

SkyPharm S.A.
as Commodity Seller

Dated : 12th May 2017

Table of Contents

THIS DEED is made on 12th May 2017

BETWEEN

1. SkyPharm S.A. incorporated and registered in Greece with Company Number 131417304000 and VAT No. 800597686 whose registered office is at Agiou Georgiou 5, Pilea 554 38, Thessaloniki,, Greece (the "**Commodity Seller**").

2. **Synthesis - Structured Commodity Trade Finance Limited**, a company incorporated and existing under the laws of England and Wales having its registered office at 20-22 Bedford Row, London, WC1R 4JS, with company number 09784917 (the "Loan Receivables Originator").

WHEREAS

- (A) The Commodity Seller (as defined in the Onward Commodity Contract), has, pursuant to a Trade Finance Facility, availed itself of financing from the Loan Receivables Originator in order to purchase the commodities from a supplier under a commodity supply contract (the "Trade Finance Facility").
- (B) The Commodity Seller has entered into various contract with Ultimate Purchasers to sell commodities to the relevant Ultimate Purchasers (the "**Onward Commodity Contract(s)**").
- (C) As consideration for the Loan Receivables Originator providing the Trade Finance Facility, the Commodity Seller has agreed to enter into this assignment of its receivables and all other rights under any Onward Commodity Contract, including all of its rights under any Relevant Agreement, in favour of the Loan Receivables Originator.

IT IS AGREED as follows:

1 Definitions and Interpretation

1.1 Definitions

Terms defined in the Trade Finance Facility and the Onward Commodity Contract shall, unless otherwise defined in this Deed, have the same meaning in this Deed:

"Business Day" means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business;

"Commodity Seller" has the meaning given to the term under the Onward Commodity Contract;

"Counterparty" means any party to a Relevant Agreement other than the Commodity Seller;

"Delegate" means any person appointed by the Loan Receivables Originator or any Receiver pursuant to Clause 12, and any person appointed as attorney of the Loan Receivables Originator, Receiver or Delegate;

"Event of Default" has the meaning given to that expression in the Trade Finance Facility;

"LPA 1925" means the Law of Property Act 1925;

"Permitted Security" has the meaning given to that expression in the Trade Finance Facility;

"Receivables" means all present and future payments due and owing to the Commodity Seller by the Ultimate Purchaser under any Onward Commodity Contract, including without limitation, for payment of the commodity delivered thereunder;

"Receiver" means a receiver, receiver and manager or administrative receiver of any or all of the Secured Assets appointed by the Loan Receivables Originator under Clause 10;

"Relevant Agreement" means each present and future agreement designated as a Relevant Agreement by the Loan Receivables Originator and the Commodity Seller in writing;

"Secured Assets" means all the assets, property and undertaking for the time being subject to any Security created by this Deed (and references to the Secured Assets shall include references to any part of them);

"Secured Liabilities" means all present and future monies, obligations and liabilities of the Commodity Seller to the Loan Receivables Originator, whether actual or contingent and whether owed jointly or severally, as principal or surety or in any other capacity, under or in connection with the Trade Finance Facility or this Deed (including, without limitation, those arising under Clause 23.3(b)), together with all interest (including, without limitation, default interest) accruing in respect of such monies, obligations or liabilities;

"Security" means any pledge, lien, assignment by way of security, mortgage, charge (whether fixed or floating, legal or equitable), or other security interest securing any obligation, including any receivable, of any person, or any other agreement or arrangement having a similar effect;

"Security Period" means the period starting on the date of this Deed and ending on the date on which the Loan Receivables Originator is satisfied that all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full and no further Secured Liabilities are capable of being outstanding;

"Ultimate Purchaser(s)" means a purchaser of a commodity under any Onward Commodity Contract.

1.2 Interpretation

In this Agreement:

(a) clause, Schedule and paragraph headings shall not affect the interpretation of this Agreement;

(b) a reference to a person shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality) and that person's personal representatives, successors, permitted assigns and permitted transferees;

(c) unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

(d) a reference to a party shall include that party's successors, permitted assigns and permitted transferees;

(e) a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

(f) a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;

(g) a reference to a time of day is to London time;

(h) a reference to writing or written includes fax and email;

(i) an obligation on a party not to do something includes an obligation not to allow that thing to be done;

(j) a reference to this Agreement (or any provision of it) or to any other agreement or document referred to in this Agreement is a reference to this Agreement, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this Agreement) from time to time;

(k) unless the context otherwise requires, a reference to a clause or Schedule is to a clause of, or Schedule to, this Agreement and a reference to a paragraph is to a paragraph of the relevant Schedule;

(l) any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(m) a reference to a document in agreed form is to that document in the form agreed by the Loan Receivables Originator and the Commodity Seller and initialled by or on their behalf for identification;

(n) a reference to an amendment includes a novation, re-enactment, supplement or variation (and amended shall be construed accordingly);

(o) a reference to assets includes present and future properties, undertakings, revenues, rights and benefits of every description;

(p) a reference to an authorisation includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;

(q) a reference to a certified copy of a document means a copy certified to be a true, complete and up-to-date copy of the original document, in writing and signed by a director or the secretary of the party delivering the document;

(r) a reference to continuing in relation to an Event of Default means an Event of Default that has not been remedied or waived;

(s) a reference to determines or determined means, unless the contrary is indicated, a determination made at the discretion of the person making it;

(t) a reference to a disposal of any asset, undertaking or business includes a sale, lease, licence, transfer, loan or other disposal by a person of that asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions); and

(u) a reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

1.3 Clawback

If the Loan Receivables Originator considers that an amount paid by the Commodity Seller (or an Ultimate Purchaser on behalf of the Commodity Seller) in respect of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation or administration of the Commodity Seller or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

1.4 Schedules

If the Loan Receivables Originator considers that an amount paid by the Commodity Seller (or an Ultimate Purchaser on behalf of the Commodity Seller) in respect of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation or administration of the Commodity Seller or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

2. Covenant to Pay

2.1 If the Loan Receivables Originator considers that an amount paid by the Commodity Seller (or an Ultimate Purchaser on behalf of the Commodity Seller) in respect of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation or administration of the Commodity Seller or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

2.2 For the purposes of this Agreement, payment made to the Loan Receivables Originator in discharge by an Ultimate Purchaser of its liabilities under any Onward Commodity Contract shall be considered to be a discharge by the Commodity Seller (whether in whole or in part) of its Secured Liabilities.

3. Grant of Security

3.1 **Assignment by way of Security**

As a continuing security for the payment and discharge of the Secured Liabilities, the Commodity Seller with full title guarantee assigns to the Loan Receivables Originator by way of security, subject to a proviso for reassignment on irrevocable discharge in full of the Secured Liabilities:

(a) all of its present and future rights to the Receivables and all other of its present and future rights under the Onward Commodity Contract;

(b) all of its other present and future rights under the Relevant Agreements;

(c) all of its present and future rights to all other contracts, guarantees, appointments, warranties and other documents to which the Commodity Seller is a party and which pertain to the Commodity Contract and/or associated Receivables which are in its favour or of which it has the benefit (including, in each case, but without limitation, the right to demand and receive all monies whatsoever payable to or for its benefit under or arising from any of them, all remedies provided for in any of them or available at law or in equity in relation to any of them, the right to compel performance of any of them and all other rights, interests and benefits whatsoever accruing to or for its benefit arising from any of them), to the extent not effectively assigned under Clause 3.1(a) and/or clause 3.1(b) above; and

(d) all authorisations (statutory or otherwise) now or in the future held or required in connection with the use of any Secured Assets, and all rights in connection with them,

provided that nothing in this Clause 3.1 shall constitute the Loan Receivables Originator as a mortgagee in possession.

4 Liability of the Commodity Seller

4.1 Liability not discharged

The Commodity Seller's liability under this Deed in respect of any of the Secured Liabilities shall not be discharged, prejudiced or affected by:

(a) any security, guarantee, indemnity, remedy or other right held by, or available to, the Loan Receivables Originator that is or becomes wholly or partially illegal, void or unenforceable on any ground;

(b) the Loan Receivables Originator renewing, determining, varying or increasing any facility or other transaction in any manner or concurring in, accepting or varying any compromise, arrangement or settlement, or omitting to claim or enforce payment from any other person; or

(c) any other act or omission that, but for this Clause 4.1, might have discharged, or otherwise prejudiced or affected, the liability of the Commodity Seller.

4.2 Immediate recourse

The Commodity Seller waives any right it may have to require the Loan Receivables Originator to enforce any security or other right, or claim any payment from, or otherwise proceed against, any other person before enforcing this Deed against the Commodity Seller.

5 Representations and Warranties

5.1 Representations and warranties

The Commodity Seller makes the representations and warranties set out in this Clause 5 to the Loan Receivables Originator.

5.2 Ownership of Secured Assets

The Commodity Seller is the sole legal and beneficial owner of, and has good, valid and marketable title to the Secured Assets.

5.3 Secured Assets

(a) The counterparts and instruments comprising the Relevant Agreements or other document, agreement or arrangement comprising the Secured Assets as provided to the Loan Receivables Originator before the date of this Deed, evidence all terms of the relevant Secured Assets, and there are no other documents, agreements or arrangements that may affect the operation or enforceability of any Secured Assets.

(b) No provision of the Relevant Agreements would prevent the Relevant Agreement from being assigned.

(c) No Relevant Agreement or other document, agreement or arrangement comprising the Secured Assets is void, voidable or otherwise unenforceable.

(d) No variation of any Relevant Agreement or other document, agreement or arrangement comprising the Secured Assets is contemplated.

(e) The Commodity Seller is not in breach of its obligations under any Relevant Agreement or other document, agreement or arrangement comprising the Secured Assets and nothing has occurred:

(i) which is, or would constitute (with the giving of notice or passage of time or both), an event of default (however described) under any Relevant Agreement or other document, agreement or arrangement comprising the Secured Assets; or

(ii) which would entitle a person to terminate or rescind a Relevant Agreement or other document, agreement or arrangement comprising the Secured Assets.

5.4. **No Security**

The Secured Assets are free from any Security other than Permitted Security and the Security created by this Deed.

5.5. **No adverse claims**

The Commodity Seller has not received, or acknowledged notice of, any adverse claim by any person in respect of the Secured Assets or any interest in them.

5.6. **No adverse covenants**

There are no covenants, agreements, reservations, conditions, interests, rights or other matters whatsoever that materially and adversely affect the Secured Assets.

5.7. **No breach of laws**

There is no breach of any law or regulation that materially and adversely affects the Secured Assets.

5.8. **Avoidance of security**

No Security expressed to be created under this Deed is liable to be avoided, or otherwise set aside, on the liquidation or administration of the Commodity Seller or otherwise.

5.9. **No prohibitions**

There is no prohibition on assignment in any Relevant Agreement, and the entry into this Deed by the Commodity Seller does not and will not constitute a breach of any Relevant Agreement or any other agreement, instrument or obligation binding on the Commodity Seller or its assets.

5.10. **Enforceable security**

This Deed constitutes and will constitute the legal, valid, binding and enforceable obligations of the Commodity Seller and is, and will continue to be, effective security over all and every part of the Secured Assets in accordance with its terms.

5.11. **Times for making representations and warranties**

The representations and warranties set out in Clause 5.2 to Clause 5.10 are made by the Commodity Seller on the date of this Deed and the representations and warranties contained in 5.1 to 5.10 are deemed to be repeated on each day of the Security

Period with reference to the facts and circumstances existing at the time of repetition.

6 Covenants

6.1 **Negative pledge and disposal restrictions**

The Commodity Seller shall not at any time, except with the prior written consent of the Loan Receivables Originator:

(a) create, purport to create or permit to subsist any Security on, or in relation to, any Secured Asset other than any Security created by this Deed or any Permitted Security;

(b) sell, assign, transfer, part with possession of or otherwise dispose of in any manner (or purport to do so) all or any part of, or any interest in, the Secured Assets; or

(c) create or grant (or purport to create or grant) any interest in any Secured Asset in favour of a third party.

6.2 **Preservation of Secured Assets**

The Commodity Seller shall not do, or permit to be done, any act or thing that would or might depreciate, jeopardise or otherwise prejudice the security held by the Loan Receivables Originator or diminish the value of any of the Secured Assets or the effectiveness of the security created by this Deed.

6.3 **Relevant Agreements**

(a) The Commodity Seller shall, unless the Loan Receivables Originator agrees otherwise in writing, comply with the terms of any Relevant Agreement and any other document, agreement or arrangement comprising the Secured Assets.

(b) The Commodity Seller shall not, unless the Loan Receivables Originator agrees otherwise in writing:

(i) amend or vary or agree to any change in, or waive any requirement of;

(ii) settle, compromise, terminate, rescind or discharge (except by performance); or

(iii) abandon, waive, dismiss, release or discharge any action, claim or proceedings against any Counterparty or other person in connection with,

any Relevant Agreement and any other document, agreement or arrangement comprising the Secured Assets.

6.4 **Rights**

The Commodity Seller shall:

(a) not waive any of the Loan Receivables Originator's rights or release any person from its obligations in connection with the Secured Assets; and

(b) take all necessary or appropriate action against any person (including as reasonably required by the Loan Receivables Originator) to protect and enforce its rights, and recover money or receive other property in connection with, the Secured Assets.

6.5 **Payment of Money**

The Commodity Seller shall, if the Loan Receivables Originator directs, ensure that all money payable to, or other property receivable by, the Commodity Seller under or in relation to any Secured Assets is paid or delivered to the Loan Receivables Originator (or that the Commodity Seller pays over or delivers such amounts to the Loan Receivables Originator) to be applied in accordance with the Trade Finance Facility.

6.6 **Commodity Seller's waiver of set-off**

The Commodity Seller waives any present or future right of set-off it may have in respect of the Secured Liabilities (including sums payable by the Commodity Seller under this Deed).

7. Compliance with Laws and Regulations

(a) The Commodity Seller shall not, without the Loan Receivables Originator's prior written consent, use or permit the Secured Assets to be used in any way contrary to law.

(b) The Commodity Seller shall:

(i) comply with the requirements of any law and regulation relating to or affecting the Secured Assets or the use of them or any part of them; and

(ii) obtain, and promptly renew from time to time, and comply with the terms of all authorisations that are required in connection with the Secured Assets or their use or that are necessary to preserve, maintain or renew any Secured Asset.

7.1 **Enforcement of Rights**

The Commodity Seller shall use its best endeavours to:

(a) procure the prompt observance and performance of the covenants and other obligations imposed on the Commodity Seller's Counterparties (including an Ultimate Purchaser or each and any Counterparty in respect of the Onward Commodity Contract and/or any Relevant Agreement); and

(b) enforce any rights and institute, continue or defend any proceedings relating to any of the Secured Assets that the Loan Receivables Originator may require from time to time.

7.2 **Notice of Misrepresentations and Breaches**

The Commodity Seller shall, promptly on becoming aware of any of the same, notify the Loan Receivables Originator in writing of:

(a) any representation or warranty set out in Clause 5 which is incorrect or misleading in any material respect when made or deemed to be repeated; and

(b) any breach of any covenant set out in this Deed.

7.3 **Notices to be given by Commodity Seller**

The Commodity Seller shall:

(a) immediately on the execution of this Deed:

(i) give notice to each Counterparty to a Relevant Agreement, including an Ultimate Purchaser, in the form set out in Part 1 of Schedule 1 in the case of an Ultimate Purchaser and in the case of any other Counterparty, in whatsoever form is required, of the assignment of the Commodity Seller's rights and interest in and under that Relevant Agreement pursuant to Clause 3.1(a); and

(ii) procure that each Counterparty will promptly provide to the Loan Receivables Originator within five Business Days an acknowledgement of the notice of the Loan Receivables Originator's interest;

(b) immediately on the execution of this Deed:

(i) give notice to the other parties to each other contract, guarantee, appointment, warranty or authorisation relating to the Secured Assets and any other document to which the Commodity Seller is a party, substantially in the form set out in Part 1 of Schedule 1 (and except only to the extent the Loan Receivables Originator agrees otherwise in writing), of the assignment of the Commodity Seller's rights and interest in and under it pursuant to Clause 3.1(c); and

(ii) procure that each addressee of such notice will promptly provide to the Loan Receivables Originator within five Business Days an acknowledgement of the notice, substantially in the form set out in Part 2 of Schedule 1 (and except only to the extent the Loan Receivables Originator agrees otherwise in writing), of the Loan Receivables Originator's interest; and

(c) in the case of each Relevant Agreement or other document, agreement or arrangement designated as Secured Assets after the date of this Deed, the Commodity Seller shall, give the relevant notices and procure each relevant acknowledgement referred to in Clause 6.10(a) to Clause 6.10(b) on the later of that Relevant Agreement, document, agreement or arrangement coming into existence.

7.4 **Documents**

The Commodity Seller shall, if so required by the Loan Receivables Originator, deposit with the Loan Receivables Originator and the Loan Receivables Originator shall, for the duration of this Deed, be entitled to hold all the Commodity Seller's original counterparts of, and instruments comprising, each Relevant Agreement and each other document, instrument or agreement comprising the Secured Assets.

7.5 **Information**

The Commodity Seller shall:

(a) give the Loan Receivables Originator such information concerning the Secured Assets as the Loan Receivables Originator may require; and

(b) promptly notify the Loan Receivables Originator in writing of any action, claim, notice or demand made by or against it in connection with all or any part of a Secured Asset or of any fact, matter or circumstance which may, with the passage of time, give rise to such an action, claim, notice or demand, together with, in each case, the Commodity Seller 's proposals for settling, liquidating, compounding or contesting any such action, claim or demand and shall, subject to the Loan Receivables Originator's prior approval, implement those proposals at its own expense.

7.6 **Payment of Outgoings**

The Commodity Seller shall promptly pay all taxes, fees, licence duties, registration charges, insurance premiums and other outgoings in respect of the Secured Assets and, on demand, produce evidence of payment to the Loan Receivables Originator.

7.7 **Compliance with Covenants**

The Commodity Seller shall observe and perform all covenants, stipulations and conditions to which any Secured Assets, or the use of them, is or may be subjected and (if the Loan Receivables Originator so requires) produce to the Loan Receivables Originator evidence sufficient to satisfy the Loan Receivables Originator that those covenants, stipulations and conditions have been observed and performed.

8 Powers of the Loan Receivables Originator

8.1 **Power to Remedy**

(a) The Loan Receivables Originator shall be entitled (but shall not be obliged) to remedy, at any time, a breach by the Commodity Seller of any of its obligations contained in this Deed.

(b) The Commodity Seller irrevocably authorises the Loan Receivables Originator and its agents to do all things that are necessary or desirable for that purpose.

(c) Any monies expended by the Loan Receivables Originator in remedying a breach by the Commodity Seller of its obligations contained in this Deed, shall be reimbursed by the Commodity Seller to the Loan Receivables Originator on a full indemnity basis and shall carry interest in accordance with Clause 14.1.

8.2 **Exercise of Rights**

(a) The rights of the Loan Receivables Originator under Clause 7.1 are without prejudice to any other rights of the Loan Receivables Originator under this Deed.

(b) The exercise of any rights of the Loan Receivables Originator under this Deed shall not make the Loan Receivables Originator liable to account as a mortgagee in possession.

8.3 **Loan Receivables Originator has Receiver's powers**

To the extent permitted by law, any right, power or discretion conferred by this Deed on a Receiver may, after the security constituted by this Deed has become enforceable, be exercised by the Loan Receivables Originator in relation to any of the Secured Assets whether or not it has taken possession of any Secured Assets and without first appointing a Receiver or notwithstanding the appointment of a Receiver.

8.4 **Conversion of Currency**

(a) For the purpose of, or pending the discharge of, any of the Secured Liabilities, the Loan Receivables Originator may convert any monies received, recovered or realised by it under this Deed (including the proceeds of any previous conversion under this Clause 7.4) from their existing currencies of denomination into such other currencies of denomination as the Loan Receivables Originator may think fit.

(b) Any such conversion shall be effected at the rate set out in the Trade Finance Facility Letter.

Each reference in this Clause 7.4 to a currency extends to funds of that currency and, for the avoidance of doubt, funds of one currency may be converted into different funds of the same currency.

8.5 **Indulgence**

The Loan Receivables Originator may, at its discretion, grant time or other indulgence or make any other arrangement, variation or release with any person not being a party to this Deed (whether or not any such person is jointly liable with the Commodity Seller) in respect of any of the Secured Liabilities or of any other security for them without prejudice either to this Deed or to the liability of the Commodity Seller for the Secured Liabilities.

9 When Security becomes Enforceable

9.1 **Security becomes enforceable on Event of Default**

The security constituted by this Deed shall become immediately enforceable if an Event of Default occurs.

9.2 **Discretion**

After the security constituted by this Deed has become enforceable, the Loan Receivables Originator may, in its absolute discretion, enforce all or any part of that security at the times, in the manner and on the terms it thinks fit, and take possession of and hold or dispose of all or any part of the Secured Assets.

10 Enforcement of Security

10.1 **Enforcement Powers**

(a) For the purpose of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.

(b) The power of sale and other powers conferred by section 101 of the LPA 1925 (as varied or extended by this Deed) shall be exercisable at any time after the security constituted by this Deed has become enforceable under Clause 8.1.

(c) Section 103 of the LPA 1925 does not apply to the security constituted by this Deed.

10.2 **Access on Enforcement**

(a) At any time after the Loan Receivables Originator has demanded payment of the Secured Liabilities or if the Commodity Seller defaults in the performance of its obligations under this Deed or the Trade Finance Facility, the Commodity Seller will allow the Loan Receivables Originator or its Receiver, without further notice or demand, immediately to exercise all its rights, powers and remedies. In particular (and without limitation), to take possession of any Secured Asset and for that purpose to enter on any premises where a Secured Asset is situated (or where the Loan Receivables Originator or a Receiver reasonably believes a Secured Asset to be situated) without incurring any liability to the Commodity Seller for, or by any reason of, that entry.

(b) At all times, the Commodity Seller must use its best endeavours to allow the Loan Receivables Originator or its Receiver access to any premises for the purpose of Clause 9.2(a) (including obtaining any necessary consents or permits of other

persons) and ensure that its employees and officers do the same.

10.3 **Protection of Third Parties**

No purchaser, mortgagee or other person dealing with the Loan Receivables Originator, any Receiver or Delegate shall be concerned to enquire:

(a) whether any of the Secured Liabilities have become due or payable, or remain unpaid or undischarged;

(b) whether any power the Loan Receivables Originator, a Receiver or Delegate is purporting to exercise has become exercisable or is properly exercisable; or

(c) how any money paid to the Loan Receivables Originator, any Receiver or any Delegate is to be applied.

10.4 **Privileges**

Each Receiver and the Loan Receivables Originator is entitled to all the rights, powers, privileges and immunities conferred by the LPA 1925 on mortgagees and receivers.

10.5 **No liability as mortgagee in possession**

Neither the Loan Receivables Originator, any Receiver nor any Delegate shall be liable, by reason of entering into possession of a Secured Asset or for any other reason, to account as mortgagee in possession in respect of all or any of the Secured Assets, nor shall any of them be liable for any loss on realisation of, or for any act, neglect or default of any nature in connection with, all or any of the Secured Assets for which a mortgagee in possession might be liable as such.

10.6 **Conclusive discharge to purchasers**

The receipt of the Loan Receivables Originator, or any Receiver or Delegate shall be a conclusive discharge to a purchaser and, in making any sale or other disposal of any of the Secured Assets or in making any acquisition in the exercise of their respective powers, the Loan Receivables Originator, and every Receiver and Delegate may do so for any consideration, in any manner and on any terms that it or he thinks fit.

11. Receiver

11.1 **Appointment**

At any time after the security constituted by this Deed has become enforceable, or at the request of the Commodity Seller, the Loan Receivables Originator may, without further notice, appoint by way of deed, or otherwise in writing, any one or more persons to be a Receiver of all or any part of the Secured Assets.

11.2 **Removal**

The Loan Receivables Originator may, without further notice (subject to section 45 of the Insolvency Act 1986 in the case of an administrative receiver), from time to time, by way of deed, or otherwise in writing, remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

11.3 Remuneration

The Loan Receivables Originator may fix the remuneration of any Receiver appointed by it without the restrictions contained in section 109 of the LPA 1925, and the remuneration of the Receiver shall be a debt secured by this Deed, to the extent not otherwise discharged.

11.4 Power of appointment additional to statutory powers

The power to appoint a Receiver conferred by this Deed shall be in addition to all statutory and other powers of the Loan Receivables Originator under the Insolvency Act 1986, the LPA 1925 or otherwise, and shall be exercisable without the restrictions contained in sections 103 and 109 of the LPA 1925 or otherwise.

11.5 Power of appointment exercisable despite prior appointments

The power to appoint a Receiver (whether conferred by this Deed or by statute) shall be, and remain, exercisable by the Loan Receivables Originator despite any prior appointment in respect of all or any part of the Secured Assets.

11.6 Agent of the Commodity Seller

Any Receiver appointed by the Loan Receivables Originator under this Deed shall be the agent of the Commodity Seller and the Commodity Seller shall be solely responsible for the contracts, engagements, acts, omissions, defaults, losses and remuneration of that Receiver and for liabilities incurred by that Receiver. The agency of each Receiver shall continue until the Commodity Seller goes into liquidation and after that, the Receiver shall act as principal and shall not become the agent of the Loan Receivables Originator.

12. Powers of Receiver

12.1 General

(a) Any Receiver appointed by the Loan Receivables Originator under this Deed shall, in addition to the powers conferred on him by statute, have the powers set out in this Agreement at SCHEDULE 2. If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

(b) Any exercise by a Receiver of any of the powers given by this Agreement may be on behalf of the Commodity Seller, the directors of the Commodity Seller or himself.

13. Delegation

13.1 Delegation

The Loan Receivables Originator or any Receiver may delegate (either generally or specifically) by power of attorney or in any other manner to any person any right, power, authority or discretion conferred on it by this Deed (including the power of attorney granted under Clause 16.1).

13.2 Terms

The Loan Receivables Originator and each Receiver may make a delegation on the terms and conditions (including the power to

sub-delegate) that it thinks fit.

13.3 Liability

Neither the Loan Receivables Originator nor any Receiver shall be in any way liable or responsible to the Commodity Seller for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate.

14. Application of Proceeds

14.1 Order of Application of Proceeds

All monies received by the Loan Receivables Originator, a Receiver or a Delegate pursuant to this Deed, after the security constituted by this Deed has become enforceable, shall (subject to the claims of any person having prior rights and by way of variation of the LPA 1925) be applied in the following order of priority:

(a) in or towards payment of or provision for all costs, charges and expenses incurred by or on behalf of the Loan Receivables Originator (and any Receiver, Delegate, attorney or agent appointed by it) under or in connection with this Deed, and of all remuneration due to any Receiver under or in connection with this Deed;

(b) in or towards payment of or provision for the Secured Liabilities in any order and manner that the Loan Receivables Originator determines; and

(c) in payment of the surplus (if any) to the Commodity Seller or other person entitled to it.

14.2 Appropriation

Neither the Loan Receivables Originator, any Receiver nor any Delegate shall be bound (whether by virtue of section 109(8) of the LPA 1925, which is varied accordingly, or otherwise) to pay or appropriate any receipt or payment first towards interest rather than principal or otherwise in any particular order between any of the Secured Liabilities.

14.3 Suspense Account

All monies received by the Loan Receivables Originator, a Receiver or a Delegate under this Deed:

(a) may, at the discretion of the Loan Receivables Originator, Receiver or Delegate, be credited to any suspense or securities realised account;

(b) shall bear interest, if any, at the rate agreed in writing between the Loan Receivables Originator and the Commodity Seller; and

(c) may be held in that account for so long as the Loan Receivables Originator, Receiver or Delegate thinks fit.

15. Costs and Indemnity

15.1 Costs

The Commodity Seller shall, promptly on demand (and in any event, within 5 Business Days of such demand), pay to, or

reimburse, the Loan Receivables Originator and any Receiver, on a full indemnity basis, all costs, charges, expenses, taxes and liabilities of any kind (including, without limitation, legal, printing and out-of-pocket expenses) incurred by the Loan Receivables Originator, any Receiver or any Delegate in connection with:

(a) this Deed or the Secured Assets;

(b) taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) any of the Loan Receivables Originator's, a Receiver's or a Delegate's rights under this Deed; or

(c) taking proceedings for, or recovering, any of the Secured Liabilities,

together with interest, which shall accrue and be payable (without the need for any demand for payment being made) from the date on which the relevant cost or expense arose until full discharge of that cost or expense (whether before or after judgment, liquidation, winding up or administration of the Commodity Seller) at the rate and in the manner specified in the Trade Finance Facility.

15.2. **Indemnity**

The Commodity Seller shall indemnify the Loan Receivables Originator, each Receiver and each Delegate, and their respective employees and agents against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other professional costs and expenses) suffered or incurred by any of them arising out of or in connection with:

(a) the exercise or purported exercise of any of the rights, powers, authorities or discretions vested in them under this Deed or by law in respect of the Secured Assets;

(b) taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) the security constituted by this Deed; or

(c) any default or delay by the Commodity Seller in performing any of its obligations under this Deed.

Any past or present employee or agent may enforce the terms of this Clause 14.2 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

16 Further Assurance

The Commodity Seller shall, at its own expense, take whatever action the Loan Receivables Originator or any Receiver may reasonably require for:

(a) creating, perfecting or protecting the security intended to be created by this Deed;

(b) facilitating the realisation of any Secured Asset; or

(c) facilitating the exercise of any right, power, authority or discretion exercisable by the Loan Receivables Originator or any Receiver in respect of any Secured Asset,

including, without limitation (if the Loan Receivables Originator or Receiver thinks it expedient) the execution of any transfer, conveyance, assignment or assurance of all or any of the assets forming part of (or intended to form part of) the Secured Assets (whether to the Loan Receivables Originator or to its nominee) and the giving of any notice, order or direction and the making of

any registration.

17. Power of Attorney

17.1 **Appointment of Attorneys**

By way of security, the Commodity Seller irrevocably appoints the Loan Receivables Originator, every Receiver and every Delegate separately to be the attorney of the Commodity Seller and, in its name, on its behalf and as its act and deed, to execute any documents and do any acts and things which:

(a) the Commodity Seller is required to execute and do under this Deed; or

(b) any attorney deems proper or desirable in exercising any of the rights, powers, authorities and discretions conferred by this Deed or by law on the Loan Receivables Originator, any Receiver or any Delegate.

17.2 **Ratification of acts of attorneys**

The Commodity Seller ratifies and confirms, and agrees to ratify and confirm, anything that any of its attorneys may do in the proper and lawful exercise, or purported exercise, of all or any of the rights, powers, authorities and discretions referred to in Clause 16.1.

18. Release

Subject to Clause 23.3, on the expiry of the Security Period (but not otherwise), the Loan Receivables Originator shall, at the request and cost of the Commodity Seller, take whatever action is necessary to:

(a) release the Secured Assets from the security constituted by this Deed; and

(b) reassign the Secured Assets to the Commodity Seller.

19. Assignment

19.1 **Assignment by Loan Receivables Originator**

(a) At any time, without the consent of the Commodity Seller, the Loan Receivables Originator may assign or transfer any or all of its rights and obligations under this Deed.
(b) The Loan Receivables Originator may disclose to any actual or proposed assignee or transferee any information in its possession that relates to the Commodity Seller, the Secured Assets and this Deed that the Loan Receivables Originator considers appropriate.

19.2 **Assignment by Commodity Seller**

The Commodity Seller may not assign any of its rights, or transfer any of its rights or obligations, under this Deed.

20. Amendments, Waivers and Consents

20.1 **Amendments**

No amendment of this Deed shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).

20.2 **Waivers and Consents**

(a) A waiver of any right or remedy under this Deed or by law, or any consent given under this Deed, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

(b) A failure to exercise, or a delay in exercising, any right or remedy provided under this Deed or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this Deed. No single or partial exercise of any right or remedy provided under this Deed or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this Deed by the Loan Receivables Originator shall be effective unless it is in writing.

20.3 **Rights and Remedies**

The rights and remedies provided under this Deed are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

21. Severance

21.1 **Severance**

If any provision (or part of a provision) of this Deed is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this clause shall not affect the legality, validity and enforceability of the rest of this Deed.

22. Counterparts

22.1 **Counterparts**

(a) This Deed may be executed and delivered in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

(b) Transmission of an executed counterpart of this Deed (but for the avoidance of doubt not just a signature page) by fax or email (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Deed. If either method of delivery is adopted, without prejudice to the validity of the deed thus made, each party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter.

(c) No counterpart shall be effective until each party has executed and delivered at least one counterpart.

23. Third Party Rights

23.1 Except as expressly provided elsewhere in this Deed, a person who is not a party to this Deed (other than a permitted

successor or assign, any Receiver or any Delegate) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

24. Further Provisions

24.1 Independent security

The security constituted by this Deed shall be in addition to, and independent of, any other security or guarantee that the Loan Receivables Originator may hold for any of the Secured Liabilities at any time. No prior security held by the Loan Receivables Originator over the whole or any part of the Secured Assets shall merge in the security created by this Deed.

24.2 Continuing security

The security constituted by this Deed shall remain in full force and effect as a continuing security for the Secured Liabilities, despite any settlement of account, or intermediate payment, or other matter or thing, unless and until the Loan Receivables Originator discharges this Deed in writing.

24.3 Discharge Conditional

Any release, discharge or settlement between the Commodity Seller and the Loan Receivables Originator shall be deemed conditional on no payment or security received by the Loan Receivables Originator in respect of the Secured Liabilities being avoided, reduced or ordered to be refunded pursuant to any law relating to insolvency, bankruptcy, winding up, administration, receivership or otherwise. Despite any such release, discharge or settlement:

(a) the Loan Receivables Originator or its nominee may retain this Deed and the security created by or pursuant to it, including all certificates and documents relating to the whole or any part of the Secured Assets, for any period that the Loan Receivables Originator deems necessary to provide the Loan Receivables Originator with security against any such avoidance, reduction or order for refund; and

(b) the Loan Receivables Originator may recover the value or amount of such security or payment from the Commodity Seller subsequently as if the release, discharge or settlement had not occurred.

24.4 Certificates

A certificate or determination by the Loan Receivables Originator as to any amount for the time being due to it from the Commodity Seller under this Deed and the Trade Finance Facility shall be, in the absence of any manifest error, conclusive evidence of the amount due.

24.5 Consolidation

The restriction on the right of consolidation contained in section 93 of the LPA 1925 shall not apply to this Deed.

25. Notices

25.1 Unless otherwise provided for in this Deed, any notice or other communication given to a party under or in connection with this Deed shall be:

(a) in writing;

(b) delivered by hand or by courier and

(c) sent to:

(i) the Commodity Seller at:

Agiou Georgiou 5, Pilea 554 38 , Greece

Attention: Grigorios Siokas, SkyPharm S.A.

(ii) the Loan Receivables Originator at:

12, Hay Hill, London, W1J 8NR

Attention: David Phipps

(iii) the relevant Counterparty or insurer at its principal place of business, the details of which are provided to the Loan Receivables Originator

or to any other address or fax number as is notified in writing by one party to the other from time to time.

25.2 **Receipt by Commodity Seller**

Any notice or other communication that the Loan Receivables Originator gives to the Commodity Seller shall be deemed to have been received:

(a) if delivered by hand, at the time it is left at the relevant address;

(b) if posted by pre-paid first class post or other next working day delivery service, on the second Business Day after posting; and

(c) if sent by fax, when received in legible form.

A notice or other communication given as described in Clause 24.2(a) or Clause 24.2(c) on a day that is not a Business Day, or after normal business hours, in the place it is received, shall be deemed to have been received on the next Business Day.

25.3 **Receipt by Loan Receivables Originator**

Any notice or other communication given to the Loan Receivables Originator shall be deemed to have been received only on actual receipt.

25.4 **Service of proceedings**

This Clause 24 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

25.5 **No notice by email**

A notice or other communication given under or in connection with this Deed is not valid if sent by email.

26. Governing Law and Jurisdiction

26.1 Governing law

This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

26.2 Jurisdiction

Each party irrevocably agree that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims). Nothing in this clause shall limit the right of the Loan Receivables Originator to take proceedings against the Commodity Seller in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

26.3 Other service

The Commodity Seller irrevocably consents to any process in any proceedings under Clause 25.2 being served on it in accordance with the provisions of this Deed relating to service of notices. Nothing contained in this Deed shall affect the right to serve process in any other manner permitted by law.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

David Phipps

Signed by : David Phipps

for and on behalf of Synthesis - Structured Commodity Trade Finance Limited

on 12th May 2017

Signed by : Grigorios Siokas

for and on behalf of SkyPharm S.A.

on 12th May 2017

Schedule 1 - Notice and acknowledgement of assignment of Relevant Agreement

Part 1 - Form of Notice of Assignment

[*On the letterhead of the Commodity Seller*]

[NAME OF ULTIMATE COMMODITY PURCHASER]

[ADDRESS LINE 1]

[ADDRESS LINE 2]

[POSTCODE]

[DATE]

Dear Sirs,

Security assignment (Assignment) dated [DATE] between [COMMODITY SELLER] and [LOAN RECEIVABLES ORIGINATOR]

We refer to the [DESCRIBE RELEVANT AGREEMENT] (Identified Relevant Agreement).

This letter constitutes notice to you that under the Assignment [(a copy of which is attached)] we have assigned to [LOAN RECEIVABLES ORIGINATOR] (Loan Receivables Originator), by way of security, all our rights, title and interest and benefit in and to the Identified Relevant Agreement, including the Receivables thereunder.

We irrevocably instruct and authorise you to:

Comply with the terms of any written instructions received by you from the Loan Receivables Originator relating to the Identified Relevant Agreement, without notice or reference to, or further authority from, us and without enquiring as to the justification or the validity of those instructions.

Hold all sums from time to time due and payable by you to us under the Identified Relevant Agreement to the order of the Loan Receivables Originator.

Pay, or release, all monies to which we are entitled under the Identified Relevant Agreement to the Loan Receivables Originator, or to such persons as the Loan Receivables Originator may direct.

Disclose information in relation to the Identified Relevant Agreement to the Loan Receivables Originator on request by the Loan Receivables Originator.

Neither the Assignment nor this notice releases, discharges or otherwise affects your liability and obligations in respect of the Identified Relevant Agreement.

Subject to the foregoing, you may continue to deal with us in relation to the Identified Relevant Agreement until you receive written notice to the contrary from the Loan Receivables Originator. Thereafter, we will cease to have any right to deal with you in relation to the Identified Relevant Agreement and you must deal only with the Loan Receivables Originator.

Please note that we have agreed that we will not amend or waive any provision of or terminate the Identified Relevant Agreement

without the prior written consent of the Loan Receivables Originator.

The instructions in this notice may only be revoked or amended with the prior written consent of the Loan Receivables Originator.

Please confirm that you agree to the terms of this notice, and to act in accordance with its provisions, by sending the attached acknowledgement to the Loan Receivables Originator at [ADDRESS OF LOAN RECEIVABLES ORIGINATOR], with a copy to us.

This notice, and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims), shall be governed by and construed in accordance with the law of England and Wales.

Yours faithfully,

....

[NAME OF COMMODITY SELLER]

Part 2 - Form of Acknowledgement of Assignment

[*On the letterhead of the Ultimate Purchaser*]

[NAME OF LOAN RECEIVABLES ORIGINATOR]

[ADDRESS LINE 1]

[ADDRESS LINE 2]

[POSTCODE]

[DATE]

Dear Sirs,

Security assignment (Assignment) dated [DATE] between [COMMODITY SELLER] and [LOAN RECEIVABLES ORIGINATOR]

We confirm receipt from [COMMODITY SELLER] (Commodity Seller) of a notice (Notice) dated [DATE] of an assignment, by way of security, of all the Commodity Seller's rights under [DESCRIBE RELEVANT AGREEMENT] (Identified Relevant Agreement), including rights in relation to the Receivables arising thereunder.

[Terms defined in the Notice shall have the same meaning when used in this acknowledgement.]

We confirm that:

We accept the instructions and authorisations contained in the Notice and agree to comply with the Notice.

There has been no amendment, waiver or release of any rights or interests in the Identified Relevant Agreement since the date of the Identified Relevant Agreement.

We will not cancel, avoid, release or otherwise allow the Identified Relevant Agreement to lapse without giving the Loan

Receivables Originator at least 30 days' prior written notice.

We have not, as at the date of this acknowledgement, received notice that the Commodity Seller has assigned its rights under the Identified Relevant Agreement to a third party, or created any other interest (whether by way of security or otherwise) in the Identified Relevant Agreement in favour of a third party.

The Loan Receivables Originator will not in any circumstances have any liability in relation to the Identified Relevant Agreement.

The Identified Relevant Agreement shall not be rendered void, voidable or unenforceable by reason of any non-disclosure by the Loan Receivables Originator.

This letter, and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims), shall be governed by and construed in accordance with the law of England and Wales.

Yours faithfully,

....

[ULTIMATE COMMODITY PURCHASER]

Schedule 2 - Powers of a Receiver

1. A Receiver may provide services and employ or engage any managers, officers, servants, contractors, workmen, agents, other personnel and professional advisers on any terms, and subject to any conditions, that he thinks fit. A Receiver may discharge any such person or any such person appointed by the Commodity Seller.

2. A Receiver may charge and receive any sum by way of remuneration (in addition to all costs, charges and expenses incurred by him) that the Loan Receivables Originator may prescribe or agree with him.

3. A Receiver may collect and get in the Secured Assets or any part of them in respect of which he is appointed, and make any demands and take any proceedings as may seem expedient for that purpose, and take possession of the Secured Assets with like rights.

4. A Receiver may sell or assign (or concur in selling or assigning), all or any of the Secured Assets in respect of which he is appointed in any manner (including, without limitation, by public auction or private sale) and generally on any terms and conditions as he thinks fit. Any sale may be for any consideration that the Receiver thinks fit and a Receiver may promote, or concur in promoting, a company to purchase the Secured Assets to be sold.

5. A Receiver may give valid receipt for all monies and execute all assurances and things that may be proper or desirable for realising any of the Secured Assets.

6. A Receiver may make any arrangement, settlement or compromise between the Commodity Seller and any other person that he may think expedient.

7. A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any of the Secured Assets as he thinks fit.

8. A Receiver may, if he thinks fit, but without prejudice to the indemnity in Clause 14, effect with any insurer, any policy of

insurance either in lieu or satisfaction of, or in addition to, that insurance.

9. A Receiver may exercise all powers provided for in the LPA 1925 in the same way as if he had been duly appointed under the LPA 1925, and exercise all powers provided for an administrative receiver in Schedule 1 to the Insolvency Act 1986.

10. A Receiver may, for any of the purposes authorised by this Clause 11, raise money by borrowing from the Loan Receivables Originator (or from any other person) either unsecured or on the security of all or any of the Secured Assets in respect of which he is appointed on any terms that he thinks fit (including, if the Loan Receivables Originator consents, terms under which that security ranks in priority to this Deed).

11. A Receiver may redeem any prior Security and settle and pass the accounts to which the Security relates. Any accounts so settled and passed shall be, in the absence of any manifest error, conclusive and binding on the Commodity Seller, and the monies so paid shall be deemed to be an expense properly incurred by the Receiver.

12. A Receiver may delegate his powers in accordance with this Deed.

13. A Receiver may, in relation to any of the Secured Assets, exercise all powers, authorisations and rights he would be capable of exercising, and do all those acts and things, as an absolute beneficial owner could exercise or do in the ownership and management of the Secured Assets or any part of the Secured Assets.

14. A Receiver may do any other acts and things that he:

i. may consider desirable or necessary for realising any of the Secured Assets;

ii. may consider incidental or conducive to any of the rights or powers conferred on a Receiver under or by virtue of this Deed or law; or

iii. lawfully may or can do as agent for the Commodity Seller.